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                                                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES
                       OF GENERAL GROWTH PROPERTIES, INC.


Corporation

General Growth Properties, Inc.

Century Plaza, Inc.

Champaign Market Place, Inc.

Eagle Ridge Mall, Inc.

Eden Prairie Mall, Inc.

General Growth CMP, Inc.

General Growth Properties-Natick, Inc.

GGP-Lakeview Square, Inc.

GGP-Lansing Mall, Inc.

GGP-Westwood Mall, Inc.

Grandville Mall, Inc.

Oklahoma Mall, Inc.

Tracy Mall, Inc.